UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2005

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COST-U-LESS, INC.
(Exact name of registrant as specified in its charter)

WASHINGTON	0-24543	91-1615590
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer)
incorporation or organization)		Identification No.)

3633 136th Place SE, Suite 110
Bellevue, Washington 98006

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (425) 945-0213

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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On January 5, 2005, Cost-U-Less, Inc. issued a press release announcing an increase of 11.5% in same store sales (stores open a full 13 months), for the fiscal quarter ended December 26, 2004. Total sales for the fiscal quarter ended December 26, 2004, increased 13.8% to $57.4 million, compared to $50.5 million for the same period a year ago. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No. Description

99.1 Cost-U-Less, Inc. press release dated January 5, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.
January 5, 2005	By: /s/ Martin P. Moore Martin P. Moore, Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Description

99.1 Cost-U-Less, Inc. press release dated January 5, 2005